Exhibit 99.2

Fortune Brands Home & Security Initiates Dividend

DEERFIELD, Ill.--(BUSINESS WIRE)--April 30, 2013--Fortune Brands Home & Security, Inc. (NYSE: FBHS), an industry-leading home and security products company, today announced its Board of Directors has declared a quarterly cash dividend payment to its shareholders. This represents both the Board’s confidence in the Company’s long-term cash flow potential and its support of the Company’s broader strategy for utilizing free cash flow to drive incremental shareholder value beyond the recovery. It is the first dividend paid to shareholders since FBHS became a public company in October 2011.

The initial quarterly dividend payment will be $0.10 per share of common stock, which represents an annualized rate of $0.40 per share. The initial dividend payment will be made on June 19, 2013, to all shareholders of record on May 31, 2013. The Company anticipates paying ongoing quarterly cash dividends. Any future dividend payments are subject to Board approval, and may be adjusted as business and industry conditions warrant.

“We plan to use our strong balance sheet, capital structure and cash flow to drive incremental shareholder value in a number of ways, including paying a dividend,” said Chris Klein, chief executive officer, Fortune Brands Home & Security. “We intend to continue to be efficient with our cash by investing in our businesses, pursuing accretive, strategic acquisitions, and returning cash to shareholders.”

About Fortune Brands Home & Security, Inc.

Fortune Brands Home & Security, Inc. (NYSE: FBHS), headquartered in Deerfield, Ill., creates products and services that help fulfill the dreams of homeowners and help people feel more secure. The company’s trusted brands include Master Lock security products, MasterBrand cabinets, Moen faucets, Simonton windows and Therma-Tru entry door systems. FBHS holds market leadership positions in all of its segments. The company’s more than 16,000 associates generated $3.6 billion in net sales in 2012. FBHS is part of the S&P MidCap 400 Index. For more information, please visit www.FBHS.com.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains certain “forward-looking statements” regarding our initiation of a quarterly cash dividend, our financial strength, business conditions, our potential to generate cash flow, and our anticipated timeline for paying the quarterly cash dividend. Statements preceded by, followed by or that otherwise include the words “plan,” or “intend” and similar expressions or future or conditional verbs are generally forward-looking in nature and not historical facts. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on the current plans and expectations of our management. Although we believe that these statements are based on reasonable assumptions, they are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those indicated in such statements. The amount and timing of future dividend payments, if any, is dependent upon future earnings, cash flows, financial requirements, the number of shares outstanding, and various other factors. Our financial strength and long-term ability to generate cash flow are subject to the general risks associated with our business, including, but not limited to: (i) by our reliance on the North American home improvement, repair and new home construction activity levels, (ii) the North American and larger global economies, (iii) risk associated with entering into potential strategic acquisitions, (iv) our ability to remain innovative and protect our intellectual property, (v) our reliance on key customers and suppliers, (vi) the cost and availability associated with our supply chains and the availability of raw materials, (vii) risk of increases in our postretirement benefits-related costs and funding requirement and (viii) changes in tax, environmental and federal and state laws and industry regulatory standards. These and other factors are discussed in Item 1A of our Annual Report on Form 10-K, filed with the Securities and Exchange Commission. The forward-looking statements included in this release are made as of the date hereof, and except as required by law, we undertake no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or circumstances occurring after the date hereof.

CONTACT:
Fortune Brands Home & Security, Inc.
Media Contact:
Gary Ross, 847-484-4456
gary.ross@FBHS.com
or
Investor Contact:
Brian Lantz, 847-484-4574
brian.lantz@FBHS.com